UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2014

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 16, 2014, Air Lease Corporation (the “Company”) completed a public offering of $500,000,000 in aggregate principal amount of its 2.125% Senior Notes due 2018 (the “2018 Notes”) and $500,000,000 in aggregate principal amount of its 4.250% Senior Notes due 2024 (the “2024 Notes” and, together with the 2018 Notes, the “Notes”).  The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-184382) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2012, as supplemented by the prospectus supplement, dated September 9, 2014.

The Company intends to use the net proceeds from the Notes offering, which are approximately $988.0 million, after deducting the underwriting discount and estimated offering expenses payable by the Company, for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters in the Notes offering may receive a portion of the net proceeds to the extent the Company uses any net proceeds to repay indebtedness under which certain of such underwriters or their affiliates are lenders.

The Notes are governed by an Indenture, dated as of October 11, 2012 (the “Base Indenture”), as amended and supplemented by a Fifth Supplemental Indenture with respect to the 2018 Notes, dated as of September 16, 2014 (the “Fifth Supplemental Indenture”) and a Sixth Supplemental Indenture with respect to the 2024 Notes, dated as of September 16, 2014 (the “Sixth Supplemental Indenture” and, together with the Fifth Supplemental Indenture, the “Supplemental Indentures”; the Base Indenture as amended and supplemented by the Supplemental Indentures is herein referred to as the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  An affiliate of the Trustee acted as one of the underwriters in the Notes offering.

The 2018 Notes will mature on January 15, 2018 and will bear interest at a rate of 2.125% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015.  The 2024 Notes will mature on September 15, 2024 and will bear interest at a rate of 4.250% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2015. The Company may redeem all or part of the 2018 Notes and the 2024 Notes at any time and from time to time prior to maturity at the redemption prices set forth in the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, as applicable.  If a change of control repurchase event (as defined in the Supplemental Indentures) occurs, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date.

The Notes are senior unsecured obligations of the Company and will rank equal in right of payment with any existing and future senior indebtedness of the Company, without giving effect to collateral arrangements. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the pledged assets and will be structurally subordinated to all indebtedness and other liabilities of any subsidiary of the Company. The Notes will be senior in right of payment to any existing and future obligations of the Company that are expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

The foregoing description is not complete and is qualified in its entirety by reference to (i) the complete text of the Base Indenture filed as Exhibit 4.4 to the Registration Statement and incorporated by reference herein and (ii) the complete text of the Fifth Supplemental Indenture and the Sixth Supplemental Indenture filed as Exhibits 4.2 and 4.3 hereto, respectively, and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on

Form S-3 filed with the SEC on October 12, 2012).

4.2	Fifth Supplemental Indenture, dated as of September 16, 2014, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Sixth Supplemental Indenture, dated as of September 16, 2014, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.4	Form of 2018 Note (included in Exhibit 4.2).

4.5	Form of 2024 Note (included in Exhibit 4.3).

5.1	Opinion of Latham & Watkins LLP, dated September 16, 2014.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: September 16, 2014

	By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on Form S-3 filed with the SEC on October 12, 2012).

4.2	Fifth Supplemental Indenture, dated as of September 16, 2014, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Sixth Supplemental Indenture, dated as of September 16, 2014, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.4	Form of 2018 Note (included in Exhibit 4.2).

4.5	Form of 2024 Note (included in Exhibit 4.3).

5.1	Opinion of Latham & Watkins LLP, dated September 16, 2014.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).